Exhibit 99.1

P R E S S R E L E A S E

For Immediate Release

Doug Merritt Joins Splunk as Senior Vice President, Field Operations

Tom Schodorf to retire at the end of FY15; Splunk delivers strong Q1 results

SAN FRANCISCO — May 7, 2014 — Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced that Doug Merritt has joined the Splunk executive team as senior vice president, field operations. In this role Merritt will have direct worldwide responsibility for Splunk direct sales, channel sales, business development, strategic partnerships, pre-sales, education, sales operations and consulting.

“We are pleased to have someone with Doug’s experience join the executive team at Splunk,” said Godfrey Sullivan, Chairman and CEO, Splunk. “His broad experience at large-scale technology companies, including with cloud-based SaaS business services, will be a valuable addition to our company.”

“I also want to take this opportunity to offer our profound thanks to Tom Schodorf, who has provided world-class leadership, built a best-in-class field organization and consistently delivered customer success. Following more than four years of impressive execution, including strong fiscal first quarter FY15 results, Tom has decided to retire and take a well-deserved break for the first time in his 30-year career. True to his commitment to customers and employees, Tom will remain at Splunk through the end of this fiscal year to ensure a smooth transition of responsibilities.”

Merritt was most recently senior vice president, product and solutions marketing at Cisco Systems, Inc.  Previously, he was CEO of Baynote, a provider of a next generation ecommerce personalization platform. During his six years at SAP, Merritt rose to the position of executive vice president, global on demand applications, with responsibility for sales, consulting, business development and marketing functions globally for all SAP OnDemand and cloud-based applications.

“I am excited to be joining an organization that is so focused and passionate about the success of its customers. This focus has helped Splunk accomplish its transition from a single product to a multi-product company, including on-premises and cloud software, and the solutions it provides span so many attractive and growing markets,” said Merritt. “I am looking forward to leading Splunk’s world- class field organization as we together take Splunk to the next level.”

As previously announced, Splunk will report results for its fiscal first quarter ended April 30, 2014 on Thursday, May 29, 2014. The results will be included in a press release with accompanying financial information that will be released after market close and posted on the Splunk Investor Relations website. Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535 in the U.S. or (216) 672-5582 from international locations.

Splunk Inc. | www.splunk.com

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) provides the leading software platform for real-time Operational Intelligence. Splunk® software and cloud services enable organizations to search, monitor, analyze and visualize machine-generated big data coming from websites, applications, servers, networks, sensors and mobile devices. More than 7,000 enterprises, government agencies, universities and service providers in over 90 countries use Splunk software to deepen business and customer understanding, mitigate cybersecurity risk, prevent fraud, improve service performance and reduce cost. Splunk products include Splunk® Enterprise, Splunk Cloud™, Splunk Storm®, Hunk™ and premium Splunk Apps. To learn more, please visit http://www.splunk.com/company.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Storm and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. Microsoft, Active Directory, Exchange, and Windows are either registered trademarks or trademarks of Microsoft Corporation in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2014 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe

Splunk Inc.

415-852-5529

slowe@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

415-848-8476

ktinsley@splunk.com

Splunk Inc. | www.splunk.com